Exhibit 99.1

Benson Hill Announces Leadership Transition

Adrienne “Deanie” Elsner Appointed Interim Chief Executive Officer, Effective Immediately

Matt Crisp Resigning as Chief Executive Officer

ST. LOUIS, MO. – June 16, 2023 – Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced that Adrienne “Deanie” Elsner has been appointed Interim Chief Executive Officer of the Company. Ms. Elsner succeeds Matt Crisp, who has agreed to resign as Chief Executive Officer, effective immediately. Mr. Crisp will serve as consultant to the Board for 12 months to ensure a smooth transition.

The Board is initiating a search process for the Company’s next permanent CEO. To assist in the process, the Board will retain an executive search firm to conduct a comprehensive search and will evaluate both internal and external candidates.

“On behalf of the Board of Directors, I’d like to thank Matt for his contributions to Benson Hill. Since co-founding the Company over a decade ago, Matt has helped establish Benson Hill’s vision and led the Company to where it is today,” said Dan Jacobi, Chairman of the Benson Hill Board of Directors. “The Board continues to focus on operational excellence and maximizing the long-term value of Benson Hill’s technology and products. We are grateful to have an established leader in Deanie step in as interim CEO during this important time. Deanie has significant operating experience and a record of delivering results in complex organizations. We are confident that she is the right person to lead the Company as we identify a permanent leader to take Benson Hill into its next phase.”

Mr. Crisp said, “I co-founded Benson Hill with the goal of bringing necessary innovation and disruption that has been sorely lacking across the agri-food value chain. From attracting the best team in our industry, to developing best-in-class platforms like CropOS and Crop Accelerator, to acquiring key facilities and vertically integrating to achieve our go-to-market strategy, we have established a foundation for growth that is poised to reshape the future of food production. That said, as we focus on the execution required to navigate this operating landscape, the Board and I have agreed that now is the right time to begin transitioning Benson Hill’s leadership.”

Mr. Crisp continued, “I know I am leaving the Company in capable hands, and I intend to work closely with Deanie to ensure a smooth transition for our stakeholders. It has been an honor to work alongside the creative and dedicated Benson Hill team, and I thank them for their commitment to Being Bold and supporting me and the Company for the past eleven years.”

“It is a privilege to take on the role of Interim CEO of Benson Hill,” said Ms. Elsner. “Benson Hill has grown tremendously since 2012, using its proprietary data and technology, making key investments to build out its unique model and bringing to market innovative products made better from the beginning. I look forward to working with the Board and the Benson Hill team to enable the Company to reach its full potential.”

Separately, Benson Hill today announced in a standalone press release the appointment of Richard Mack as an Independent Director to the Company’s Board of Directors, effective immediately. Mr. Mack brings nearly 30 years of agribusiness leadership experience to the Benson Hill Board.

About Deanie Elsner
Ms. Elsner is a business leader with a track-record of delivering transformational change across North American and International businesses. She recently served as President, Chief Executive Officer, and Director of Charlotte’s Web Holdings, Inc., a vertically integrated leader in hemp-derived CBD extract products, from 2019 to 2021. Prior to that, she served as President, U.S. Snacks, Kellogg Company. Before that, she worked with notable companies in the consumer products industry including Kraft Foods, Quaker Oats, Johnson & Johnson and Procter & Gamble. Ms. Elsner serves on the Board of Directors for Owens Corning, a Fortune 500 industrial manufacturing company. She previously served on the board of the Ad Council. Ms. Elsner received an MBA in Finance and Marketing from the University of Chicago and a Bachelor of Science in Business from the University of Arizona.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the execution of the Company’s business plan; the Company’s executive leadership transition and the Company’s CEO search process, including the Board’s retention of an executive search firm and the evaluation of both internal and external candidates; the review of the Company’s business; and the appointment of a new director to the Company’s Board. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to: risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts

Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com